UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

ASPEN GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-165685	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

720 South Colorado Boulevard, Suite 1150N, Denver, CO 80246
(Address of Principal Executive Office) (Zip Code)

(303) 333-4224
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On December 18, 2012, Mr. Michael Mathews, the Chief Executive Officer of Aspen Group, Inc. (the "Company") agreed to extend the due dates of both of his $300,000 convertible notes from August 31, 2013 to August 31, 2014.

Item 3.02   Unregistered Sales of Equity Securities.

Aspen raised $320,000 in gross proceeds from the sale of units consisting of shares of common stock and five-year warrants exercisable at $0.50 per share in a private placement offering to six accredited investors (including $17,500 invested by the Company’s Chief Financial Officer). The units sold contained a total of 914,286 shares of common stock and 457,143 warrants. In connection with the offering, Aspen agreed to register the shares of common stock and the shares of common stock underlying the warrants. In connection with these sales, Aspen paid broker-dealers  fees of $21,350. The sale of units occurred in two closings – the first on December 18, 2012 and the second on December 21, 2012. The terms of this private placement were identical to those of private placements which closed on September 28, 2012 and December 11, 2012 where the Company raised total gross proceeds of $3,107,000. The shares were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933 and Rule 506 promulgated thereunder.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2012, the Board of Directors re-priced the exercise prices of 1,880,000 outstanding options to $0.35 per share including 800,000 options held by Michael Mathews, the Company’s Chief Executive Officer and 200,000 options held by David Garrity, the Company’s Chief Financial Officer.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

10.1	Form of Securities Purchase Agreement – December 2012 (1)
10.2	Form of Registration Rights Agreement – December 2012 (1)
10.3	Form of Warrant – December 2012 (1)

(1) Incorporated by reference to the Form 8-K filed on December 17, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: December 24, 2012	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer

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